UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                       October 10, 2006 (August 15, 2006)
                Date of Report (Date of Earliest Event Reported)


                          POINT ACQUISITION CORPORATION
        (Exact name of small business issuer as specified in its charter)

                         Commission File Number: 0-51527


      Washington                                               91-0541437
(State of incorporation)                                (IRS Employer ID Number)


                   211 West Wall Street, Midland, Texas 79701
                    (Address of principal executive offices)


                                 (432) 682-1761
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4-(c))

ITEM 8.01 OTHER EVENTS

     On August 8, 2006 a Special Meeting of the Shareholders of Leadpoint Consolidated Mines Company (the Company) was held at the office of the Company, 211 West Wall Street, Midland, Texas 79701, at which meeting the follow actions were approved.

     1. Change of the domicile of the Company from the State of Washington to the State of Nevada.

     2. Increase of the authorized capital of the Company so the total number of shares of Common Stock the Company is authorized to issue is One Hundred Million (100,000,000) shares, par value $.001 and the total number of shares of Preferred Stock the Company is authorized to issue is Fifty Million (50,000,000) shares with par value $0.001, in such series and designations as may be authorized by the Board of Directors.

     3.   Change of the name of the Company to Point Acquisition Corporation.

     The Company effected the change of domicile through a merger with a new Nevada corporation formed by the Company solely and specifically for the purpose of effecting the redomicile of the Company. The merger with Point Acquisition Corporation was duly filed on August 15, 2006.

ITEM. 9.01 FINANCIAL STATEMENTS AND EXHIBITS

  Exhibit No.                            Title
  -----------                            -----
     3i.1          Articles of Incorporation of Point Acquisition Corporation

     3i.2          Articles of Merger and Plan of Merger

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           POINT ACQUISITION CORPORATION


Date: October 9, 2006                      By: /s/ Glenn A. Little
      ---------------                         ----------------------------------
                                                                 Glenn A. Little
                                              President, Chief Executive Officer